NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                               SYNERGY BRANDS INC.
                             1175 Walt Whitman Road
                               Melville, NY 11747

                          COMMON STOCK PURCHASE WARRANT

Date of Issuance: September 24, 2001                           Right to Purchase
                                                          Shares of Common Stock

Warrant No:


     For value received, SYNERGY BRANDS INC., a Delaware corporation (the "Company"), hereby grants to , or its registered assigns (the "Registered Holder"), the right to purchase from the Company up to shares of the Company's Common Stock, par value $.001 per share ("Common Stock") (as adjusted pursuant to Section 3 hereof), and at the price per share determined initially as provided in Section 3.1 hereof (as adjusted pursuant to Section 3 hereof). This Warrant is one of a series of warrants to purchase up to 200,000 shares of Common Stock issued by the Company in a private offering of Common Stock and warrants to certain investors (the "Offering").

     This Warrant is subject to the following provisions:

     1. DEFINITIONS. As used in this Warrant, the following terms have the meanings set forth below:

     "AFFILIATE" of any Person means a Person which controls, is controlled by or its under common control with, such Person.

                                      EX-4

     "CAPITAL STOCK" means the Company's Common Stock, preferred stock, and any other equity securities of the Company.

     "COMMON STOCK" means the Company's Common Stock, $.001 par value per share.

     "CURRENT MARKET PRICE" means as to any security the average of the daily closing prices for the 30 consecutive business days ending with the day immediately prior to the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc.'s Automated Quotation System, or the nearest comparable system, or, in the absence of either, by a nationally recognized independent investment banking firm selected mutually by the holders representing a majority of the outstanding Warrants and the Board of Directors of the Company (or if such selection cannot be made, by a nationally recognized investment banking firm selected by the American Arbitration Association in accordance with its commercial rules).

     "PERSON" means an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization, a government or any department or agency thereof or any other entity.

     "WARRANTS" means this Warrant and all other common warrants issued pursuant to the Offering, and all common stock purchase warrants issued in exchange therefor pursuant to the terms hereof and thereof.

     "WARRANT STOCK" means shares of the Company's authorized but unissued Common Stock issuable upon the exercise of the Warrants; provided that if there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     2. EXERCISE OF WARRANT.

     2.1 EXERCISE PERIOD. The Registered Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Warrant Stock), at any time and from time to time after the Date of Issuance and prior to 5:00 p.m. (New York time) on September 24, 2006 (the "Exercise Period").

                                      EX-4

     2.2 EXERCISE PROCEDURE.

     (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "EXERCISE DATE"):

         (i) a completed Exercise Agreement, as described below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

         (ii) this Warrant;

         (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

         (iv) a check payable to the Company (or cash or wire transfer) in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "PURCHASE PRICE").

     (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

     (c) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date.

     (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock; provided, however, that if the shares of Warrant Stock are to be issued in a name other than that of the Registered Holder, then such Warrant Stock shall be delivered only when the person requesting such delivery has paid to the Company the amount of transfer taxes or charges required in connection with such issuance, if any.

     (e) The Company will not close its books for the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                                      EX-4

     2.3 EXERCISE AGREEMENT. The Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

     2.4 FRACTIONAL SHARES. If a fractional share of Warrant Stock would be issuable upon exercise of the rights represented by this Warrant, the Company will, within five (5) days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share, in an amount equal to the Current Market Price of such fractional share as of the close of business on the Exercise Date.

     3. EXERCISE PRICE AND ADJUSTMENT OF NUMBER OF SHARES.

     3.1 GENERAL.

         (a) The initial exercise price for the shares which may be purchased upon the exercise of this Warrant shall be $1.25 per share, or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 3, then at the price as last adjusted and in effect on the date this Warrant is presented for exercise (such price or such price as last adjusted, as the case may be, being referred to herein as the "Exercise Price").

         In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares issuable upon exercise of this Warrant will be subject to adjustment from time to time pursuant to this
     Section 3.

         (b) If at any time after the Date of Issuance and prior to the Exercise Date, the Company shall issue any shares of Common Stock or any shares of a class or series of stock or other securities convertible into Common Stock ("CONVERTIBLE SECURITIES") or any Rights or Related Rights each (as herein defined) (such Convertible Securities, Rights and Related Rights collectively the "DERIVATIVE SECURITIES") (including any dividend or other distribution payable in such Common Stock or Derivative Securities) for a consideration per share of Common Stock (the consideration in each case to be determined in the manner provided in Section 3.2(e) or (f) below) less than the Exercise Price in effect immediately prior to the issuance of such Common Stock or Derivative Securities, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to an Exercise Price determined by dividing: (x) an amount equal to the sum of
     (A) the total number of shares of Common Stock, including the number of shares of Common Stock issuable upon exercise or conversion of all such Derivative Securities, outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance, plus (B) the aggregate consideration, if any, received by the Company in connection with such issuance, determined as provided in
     Section 3.2, by (y) the total number of shares of Common Stock, including the number of shares of Common Stock issuable upon exercise or conversion of all such Derivative Securities, outstanding immediately after such issuance (including the number of shares of Common Stock into which any newly issued Derivative Securities are then convertible or issuable upon the exercise of Rights or Related Rights).

                                      EX-4

     3.2 EFFECT OF CERTAIN EVENTS ON ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. For the purpose of determining whether any adjustment of the Exercise Price pursuant to Section 3.1 is required, the following provisions shall be applicable:

         (a) In the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock (collectively, such "RIGHTS"), the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Rights shall be deemed to have been issued at the time such Rights were issued, for a consideration equal to the consideration (determined in the manner provided in (e) and (f) below), if any, received by the Company upon the issuance of such Rights, plus the minimum purchase price provided in such Rights for the Common Stock covered thereby.

         (b) In the case of the issuance of Convertible Securities, or options or warrants to purchase or rights to subscribe for securities by their terms convertible or exchangeable for Common Stock (collectively, such "RELATED RIGHTS") the aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of any such Convertible Securities or such Related Rights shall be deemed to have been issued at the time such Convertible Securities or such Related Rights were issued and for a consideration equal to the consideration received by the Company upon issuance of such Convertible Securities or such Related Rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion, exchange or exercise of such Convertible Securities or Related Rights (the consideration in each case to be determined in the manner provided in (e) and (f) below).

         (c) On any change in the number of shares of Common Stock deliverable upon the exercise of such Rights or Related Rights or upon the conversion, exchange or exercise of such Convertible Securities or on any change in the minimum purchase price of such Rights, Related Rights or Convertible Securities other than any change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had the adjustment that was made upon the issuance of such Rights, Related Rights or Convertible Securities not converted, exchanged or exercised prior to such change been made on the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Right, Related Right or Convertible Security.

         (d) On the expiration of any such Rights, Related Rights or Convertible Securities, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such Rights or Related Rights or the issuance of any such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion, exchange or exercise of any such Convertible Securities; provided, however, if as a result of such readjustment following any such expiration the Exercise Price would be increased and the Registered Holder has previously exercised this Warrant in full or in part, the Registered Holder will not be obligated to the Company with respect to the amount of such increase which is applicable to the shares of Common Stock covered by such previous exercise.

                                      EX-4

         (e) In the case of the issuance of such Common Stock or Securities for cash, the consideration shall be deemed to be the amount of cash paid therefor.

         (f) In the case of the issuance of such Common Stock or Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company, and a certified copy of the resolution(s) of the Board of Directors relating to such determination shall be delivered to the Registered Holder upon request.

         (g) In the event of any adjustment to the Exercise Price resulting from the issuance of any Derivative Securities, no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Derivative Securities.

         (h) Anything to the contrary contained in this Section 3.2 notwithstanding, no adjustment shall be made in the Exercise Price as a result of or pursuant to (i) the granting of any Right or Related Right, or the issuance of Common Stock to, officers, employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company; (ii) the granting of any Right or Related Right, or the issuance of Common Stock to, providers of goods and services (including licensees) to the Company in any such case with the prior approval of the Board of Directors of the Company; or (iii) a dividend or distribution on any series of preferred stock of the Company; provided, however, no more than an aggregate of 1,000,000 shares of Common Stock (including shares of Common Stock underlying grants of Rights or Related Rights) are issued or reserved for issuance pursuant to clauses
     (i), (ii) and (iii) above.

         (i) In case the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger (other than a reincorporation transaction), consolidation or disposition of assets, shares of stock or other securities, property or assets of the Company, successor or transferee or an affiliate thereof are to be received by or distributed to the holders of Capital Stock, then each Registered Holder shall be provided with written notice from the Company informing each Registered Holder of the terms of such reorganization, merger, consolidation or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least 45 days in advance of such record date, and each Registered Holder shall have, in addition to the rights provided for herein, the right to receive, at the Registered Holder's election, either (i) upon exercise of the Warrants held by such Registered Holder, the number of shares of stock or other securities, property or assets of the Company, successor or transferee or affiliate thereof or cash receivable by the holders of the Common Stock upon or as a result of such reorganization, merger, consolidation or disposition of assets, or (ii) a new warrant giving such Registered Holder the right to exercise such new warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the predecessor Warrant, the number of shares of stock or other securities, property or assets described in clause (i) hereof. The provisions of this paragraph (i) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets. The Company shall require any subsequent issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder.

                                      EX-4

         (j) If the Company shall effect a subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before such subdivision shall be proportionately decreased. If the Company shall combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before the combination shall be proportionately increased. If the Company shall make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the Registered Holders shall receive upon exercise of the Warrants in addition to the number of shares of Common Stock receivable thereupon, the amount of securities that they would have received had their Warrants been exercised on the date of such event and had they thereafter during the period from the date of such event to and including the Exercise Date retained such securities receivable by them as aforesaid during such period giving effect to all adjustments called for during such period under this paragraph, with respect to the rights of the Registered Holders.

         (k) In case the Company shall distribute to the holders of Common Stock evidences of indebtedness issued by the Company, or assets (excluding cash dividends) then, in each such case, immediately following the record date fixed for the determination of the holders of such securities entitled to receive such distribution, the Exercise Price in effect thereafter shall be reduced immediately to the price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be an amount equal to the remainder of (A) the Current Market Price of one share of Common Stock, less (B) the fair value (as determined in good faith by the Company's Board of Directors, and a certified copy of the resolution(s) of the Board of Directors relating to such determination shall be delivered to the Registered Holder upon request) of the evidences of indebtedness or assets so distributed in respect of one share of Preferred Stock or Common Stock, and (B) the denominator of which shall be the Current Market Price of one share of Common Stock. Such adjustment shall be made on the date such distribution is made, and shall become effective at the opening of business on the business day following the record date for the determination of stockholders entitled to such distribution.

         (l) In case the Company makes a distribution of its assets or securities to its shareholders pursuant to any voluntary or involuntary liquidation, dissolution or winding up of the Company, whether as a dividend in liquidation or partial liquidation or by way of return of capital or as a dividend payable out of funds legally available for dividends, each Registered Holder shall be provided with written notice from the Company informing the Holder of the terms of such liquidation, dissolution or winding up, and of the record date thereof for any distribution pursuant thereto, at least 45 days in advance of such record date, and the Holder shall have, in addition to any other rights provided for herein, the right to receive, upon exercise hereof, such assets or securities as would have been distributable to him or it as owner of that number of shares of Common Stock receivable upon exercise of this Warrant, had the holder been the holder of record of such shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

                                      EX-4

         (m) Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with terms hereof and cause its principal financial officer to verify such computation and prepare and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Registered Holder furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price in effect at the time for the Warrant and (iii) the number of shares of Common Stock that at the time would be received upon the exercise of the Warrant. A copy of each such certificate shall also be maintained at the principal office of the Company and at the office of its transfer agent for the Warrants, if any.

         (n) In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the property and the assets of the Company to any other Company, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company, unless a notice of record date shall have been mailed to the Registered Holder pursuant to any other paragraph hereof, shall mail to the Registered Holder at least 45 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

     3.3 ADJUSTMENT TO NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE. Upon each adjustment of the Exercise Price with respect to the Common Stock pursuant to Section 3.2, the total number of shares of Common Stock issuable upon the exercise of this Warrant shall be such number of shares of Common Stock (calculated to the nearest 1/one-thousandth of a share) issuable at the Exercise Price with respect to such Common Stock in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be such Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be such Exercise Price in effect immediately after such adjustment.

                                      EX-4

     3.4 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the applicable Exercise Price so as to protect the rights of the Registered Holders; provided, however, that no such adjustment will increase the applicable Exercise Price as otherwise determined pursuant to this Section 3 or decrease the number of shares of Common Stock issuable upon exercise of each Warrant.

     4. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, solely for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and the Company covenants that upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable, and free of preemptive or similar rights.

     5. LIMITATIONS OF LIABILITY. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any liability of such Registered Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

     6. REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS.

         (a) The Warrants shall be issued in registered form and the Company shall keep at its principal executive office a register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of the Warrants.

         (b) This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company, provided that any transfer tax relating to such transaction shall be paid by the holder requesting the same.

         (c) Each Registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Stock under the Act or any similar statute then in effect), or (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is not, under the circumstances, required; provided, that an opinion of counsel shall not be required for transfers of this Warrant or interests therein to any partner, stockholder, subsidiary, parent or Affiliate of the Registered Holder.

                                      EX-4

         (d) The Company may treat the person in whose name any Warrant is registered as the owner of such Warrant for the purpose of receiving shares of Common Stock upon exercise thereof and for all other purposes. The Company shall not be affected by any notice to the contrary.

         (e) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of such Warrant, if mutilated, the Company at its expense will execute and deliver in lieu of such security a new security of like tenor.

     7. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender, provided that any transfer tax relating to such transaction shall be paid by the holder requesting the same. The date the Company initially issues this Warrant will be deemed to be the date of issuance of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

     8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Registered Holder that:

         (a) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company (a "MATERIAL ADVERSE EFFECT").

         (b) POWER AND AUTHORITY; AUTHORIZATION. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business, to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Warrant and the consummation transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon execution and delivery, this Warrant will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless as to whether such enforceability is considered in a proceeding in equity or at law).

                                      EX-4

         (c) NO VIOLATION; CONSENTS AND APPROVALS. The execution and delivery by the Company of this Warrant does not, and the consummation of the transactions contemplated hereby will not, (i) contravene, result in any breach of, or constitute a default under, result in the acceleration of , create any rights accelerate, terminate, modify or cancel or result in the creation of any lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, license, corporate charter or bylaws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or its properties or assets or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company, except, in each case, as would not have a Material Adverse Effect.

     9. REPORTS OF THE COMPANY.

         (a) The Company is subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). With a view to making available the benefits of certain rules and regulations of the U.S. Securities and Exchange Commission (the "COMMISSION") that may permit the resale of unregistered securities, the Company agrees to use its reasonable best efforts to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), at all times and to file with the Commission in a timely manner all reports and other documents required by the Company under the Securities Act and the Exchange Act.

         (b) In the event the Company no longer becomes subject to such reporting requirements, for so long as the Registered Holder beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) at least ten percent (10%) of the outstanding Common Stock of the Company, including the Warrant Shares owned by the Registered Holder, the Company shall deliver to the Registered Holder, (i) within 60 days after the end of each fiscal quarter, copies of a consolidated balance sheet as of the end of such quarter and consolidated statements of income, changes in stockholders' equity and cash flows for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and (ii) with 120 days after the end of each fiscal year, copies of a consolidate balance sheet as of the end of such fiscal year and consolidated statements of income, changes in stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP.

                                      EX-4

     10. INSPECTION. For as long as the Registered Holder beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) at least ten percent (10%) of the outstanding Common Stock of the Company, including the Warrant Shares owned by the Registered Holder, the Company shall permit the Registered Holder to visit and inspect any of the offices and properties of the Company, to examine all of the books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the Company's affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.

     11. MISCELLANEOUS.

     11.1 AMENDMENT AND WAIVER. The provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the affirmative consent or approval of Registered Holders representing at least 66-2/3% of the shares of Warrant Stock for which the outstanding Warrants issued in the Offering are exercisable.

     11.2 NOTICES. Any notices required to be sent to a Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage paid, and will be deemed to have been given when so delivered or sent.

     11.3 DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. The parties consent to the exclusive jurisdiction of the state and Federal courts located in Nassau or Suffolk County, New York, to adjudicate any disputes arising hereunder.

     11.4 REMEDIES. The Company stipulates that the remedies at law of the Registered Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof.

     11.5 SEVERABILITY. In the event that any provision of this Warrant or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Warrant will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with a valid enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.6 SUCCESSORS, ASSIGNS. All the terms and provisions of this Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     11.7 CLARIFICATIONS. The Board of Directors is authorized to amend this Warrant, or take any further action required, to correct any inconsistency or to clarify the terms hereof consistent with the intent of the parties.

                                      EX-4

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.

                                                SYNERGY BRANDS INC.


                                                by:
                                                -----------------
                                                   Mair Faibish
                                                   President

ATTEST:



-------------------
Secretary

                                      EX-4

                                    EXHIBIT I

                               EXERCISE AGREEMENT



                                             Dated:
                                                  ---------------------



To:      SYNERGY BRANDS INC.
         1175 Walt Whitman Road
         Melville, NY  11747

     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase shares of the Warrant Stock covered by such Warrant and makes payment herewith in full for such Warrant Stock at the price per share provided by such Warrant.

                             Signature:
                                       --------------------------

                             Address: ---------------------------

                                      EX-4

                                   ASSIGNMENT

     FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

     Name of Assignee         Address                             No. of Shares






     IN WITNESS WHEREOF, the undersigned sets his hand and seal this ______ day of _______________, 200__.



                                              --------------------------
                                                              Assignor
                                      EX-4